AMENDMENT NO. 2

                           Dated as of March 15, 1999


         This AMENDMENT AND CONSENT (this "Amendment") made by and among NFO WORLDWIDE, INC., a Delaware corporation (the "Borrower"), FLEET NATIONAL BANK, a national banking association organized under the laws of the United States of America (the "Administrative Agent"), THE CHASE MANHATTAN BANK, a New York banking corporation (together with the Administrative Agent, the "Co-Agents") and the BANKS (the "Banks") parties to the Credit Agreement referred to below.

                             PRELIMINARY STATEMENTS:

         WHEREAS, the Borrower, the Co-Agents, and the Banks have hereto fore entered into that certain Credit Agreement, dated as of March 9, 1998, as amended by Amendment No. 1, dated as of November 20, 1998 (the "Credit Agreement"; the capitalized terms not otherwise defined herein being used herein as therein defined).

         WHEREAS, the Borrower has requested that the Banks consent to (i) the Borrower's issuance of additional Subordinated Debt in an aggregate principal amount not to exceed US$8,000,000 pursuant to a certain Note Purchase Agreement, dated as of March 15, 1999 (the "Allstate SubNote Purchase Agreement"), in order to repay the Interim Loan; (ii) the Borrower's issuance of additional Debt in an aggregate principal amount not to exceed US$7,000,000 pursuant to a certain Note Purchase Agreement, dated as of March 15, 1999 (the "Allstate Note Purchase Agreement"; and together with the Allstate SubNote Purchase Agreement, the "Allstate Noteholder Agreements"); and (iii) certain amendments to the Subordinated Note Purchase Agreement to reflect the inclusion of the new "Purchaser" under the Allstate Noteholder Agreements; and

         WHEREAS, the Borrower has requested that the Banks amend the Credit Agreement (i) to include references to the Allstate Noteholder Agreements in each applicable provision of the Credit Agreement wherein the relevant Noteholders Documents are specified, and (ii) to modify certain defined terms contained in Schedule B of the Credit Agreement to conform to the corresponding amendments of the same made concurrently herewith in respect of the Note Purchase Agreement and the Existing Note Purchase Agreement, and the Banks and the Co-Agents have agreed to amend the Credit Agreement as hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the Borrower, the Banks and the Co-Agents hereby agree as follows:

         SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

                  (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order to such Section, or replacing the definitions in the case of terms which currently exist in the Credit Agreement, as follows:

                  "Allstate Note Purchase Agreement" means those certain Note Purchase Agreements, dated as of March 15, 1999, among the Borrower and the "Purchasers" or "purchasers" identified therein, including Allstate Life Insurance Company, providing for the issuance of Debt in an aggregate principal amount not to exceed $7,000,000, as the same may be amended, restated, or supplemented from time to time.

                  "Allstate Noteholder Agreements" means, collectively, the Allstate Note Purchase Agreement and the Allstate SubNote Purchase Agreement.

                  "Allstate SubNote Purchase Agreement" means those certain Note Purchase Agreements, dated as of March 15, 1999, among the Borrower and the "Purchasers" or "purchasers" identified therein, including Allstate Life Insurance Company, providing for the issuance of Subordinated Debt in an aggregate principal amount not to exceed $8,000,000, as the same may be amended, restated, or supplemented from time to time.

                  "Funded Debt" means, with respect to any Person, all Debt of such Person for money borrowed, including any indebtedness incurred pursuant to the provisions of any revolving credit agreement or other similar agreement; provided, that, for purposes of Article 8 (including for purposes of the definitions of terms used therein), the definition of "Funded Debt" means, with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof. The amount of Funded Debt outstanding under any such revolving credit or similar agreement (including this Agreement) on any date shall be deemed to be the average daily amount outstanding under such facility during the period of 365 consecutive days ending on and including such date, and not the actual amount outstanding on such date, except that for purposes of compliance with Sections 8.2 and 8.4, the amount

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

         of Funded Debt outstanding under any revolving credit or similar agreement (including this Agreement) on any such date of calculation shall be the actual amount outstanding on such date, provided, however, that other than with respect to Sections 8.2 and 8.4, for periods on and after March 15, 1999 (the "March Payment Date"), any determination of the amount of Funded Debt of the Borrower solely for purposes of determining compliance by the Borrower under Article 8 (including for purposes of the definitions of terms used therein) shall be determined as if the aggregate principal amount being applied to reduce the Revolving Loans on the March Payment Date from the proceeds received by the Borrower pursuant to the Allstate Noteholder Agreements had not been outstanding during the period from and including November 20, 1998 up to but excluding the March Payment Date.

                  "Noteholders Documents" means, collectively, the Existing Note Purchase Agreement, the Note Purchase Agreement, the Subordinated Note Purchase Agreement, the Allstate Note Purchase Agreement, the Allstate SubNote Purchase Agreement, and any other note purchase agreements which may from time to time be executed by the Borrower from and after the date hereof in connection with the issuance of Debt.

                  "Schedule B" means the Schedule B to the Note Purchase Agreement delivered to the Banks on November 20, 1998, as such Schedule is amended by Second Amendment to Note Purchase Agreements, dated March 15, 1999, among the Borrower and the other signatories thereto, a copy of which amendment is attached hereto as Exhibit A. For purposes of the definitions set forth in Schedule B, as amended, which are utilized by reference herein, the reference to the word "Company" shall mean and be deemed to be the Borrower, and the reference to the words "Restricted Subsidiaries" shall mean and be deemed to be those Subsidiaries which may qualify as a "Restricted Subsidiary" under the Note Purchase Agreement, and any other capitalized terms utilized within any definition contained on Schedule B that is utilized herein shall be construed such that the practical effect of any such definitions shall be applied herein as applied in the Note Purchase Agreement.

                  (b) Section 7.1 of the Credit Agreement is hereby amended by adding the word "and" at the end of Section 7.1(k), by replacing the phrase "; and" at the end of Section 7.1(l) with ".", and by deleting Section 7.1(m) in its entirety.

                  (c) Section 7.2(c) of the Credit Agreement is hereby amended to read as follows:

                  "(c) the Guaranty, guarantees, in substantially the form of the Guaranty, executed by Guarantors in connection with the Existing Note Purchase

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

         Agreement, the Note Purchase Agreement and the Allstate Note Purchase Agreement or any other note purchase agreement, and guarantees executed by the Guarantors in connection with the Subordinated Note Purchase Agreement and the Allstate SubNote Purchase Agreement;".

                  (d) Section 7.13 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Section 7.13. No Changes to Noteholders Documents. Amend, modify, supplement, waive compliance with, or assent to noncompliance with, any term, provision or condition set forth in (i)(A) Section 8, 10 or 11, or Schedule B of the Existing Note Purchase Agreement, the Note Purchase Agreement, or the Allstate Note Purchase Agreement, or
         (B) Section 8, 10, or 11 of the Subordinated Note Purchase Agreement or the Allstate SubNote Purchase Agreement, or any such comparable provisions contained in any Noteholders Documents, in each case, without first providing notice of the same to the Administrative Agent; or (ii) Section 13 of the Subordinated Note Purchase Agreement, or
         Section 13 of the Allstate SubNote Purchase Agreement, or any other similar subordination provisions contained in any other Noteholders Documents that constitute subordinated debt without the prior written consent of the Required Banks."

                  (e) Section 8.1(c) of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "(c) 100% of the Net Proceeds from any issuance by the Borrower of Subordinated Debt from and after September 30, 1998, excluding the SubNote Debt as of November 20, 1998 and the Debt issued by the Borrower under the Allstate SubNote Purchase Agreement as of March 15, 1999."

                  (f) Section 9.1(j) of the Credit Agreement is hereby amended in its entirety to read as follows.

                  "(j) an Event of Default shall have occurred and be continuing under any of (i) the Existing Note Purchase Agreement, (ii) the Note Purchase Agreement, (iii) the Subordinated Note Purchase Agreement,
         (iv) the Allstate Note Purchase Agreement, (v) the Allstate SubNote Purchase Agreement, or (vi) any other Noteholders Documents."

         SECTION 2. CONSENT TO BORROWER'S ISSUANCE OF DEBT. (a) Subject to satisfaction of the conditions precedent set forth in Section 3 hereof, each of the Co-Agents and the Banks hereby consents to (i) the Borrower's issuance of additional subordinated Debt in an aggregate principal amount not to exceed US$8,000,000 pursuant to the Allstate SubNote Purchase Agreement, a copy of which was delivered to the Banks on March 15, 1999, and (ii) the Borrower's issuance of additional Debt

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

in an aggregate principal amount not to exceed US$7,000,000 pursuant to the Allstate Note Purchase Agreement, a copy of which was delivered to the Banks on March 15, 1999; and (iii) the changes set forth in that certain First Amendment to Note Purchase Agreements dated as of March 15, 1999, among the Borrower and the other parties signatories thereto, which amends the Subordinated Note Purchase Agreement (the "First Amendment"), including the amendments to the defined terms "Required Senior Debt Holders" and "Requisite Senior Debt" in Schedule B to the Subordinated Note Purchase Agreement, a copy of which First Amendment is attached hereto as Exhibit B, provided, that, all of the proceeds received by the Borrower in connection with the Debt issuance under (x) the Allstate SubNote Purchase Agreement shall be applied by the Borrower to repay the Interim Loan as provided in Sections 2.5(a)(v) and 6.10 of the Credit Agreement, and (y) the Allstate Note Purchase Agreement shall be applied by the Borrower to repay the Revolving Loans as provided in the Credit Agreement.

                  (b) Each Bank hereby acknowledges and agrees that (i) the Debt issued by the Borrower under the Allstate SubNote Purchase Agreement constitutes "Subordinated Debt" as such term is defined in the Credit Agreement; (ii) upon application of the proceeds received by the Borrower as described in the last proviso of Section 2(a) hereof, the Subordinated Debt issued by the Borrower pursuant to the Allstate SubNote Purchase Agreement satisfies the requirements set forth in Sections 6.10(i) and 7.1(c) of the Credit Agreement; and (iii) upon the closing of the transactions contemplated by the Allstate SubNote Purchase Agreement and the application of the proceeds as provided in the last proviso of
Section 2(a) hereof, the Step-Down Date shall have occurred.

         SECTION 3. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective when, and only when, the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Co-Agents, the Banks, and the Guarantors, and all of the following items in form and substance satisfactory to the Administrative Agent and the Banks:

                  (a) Copies of the resolutions of the Board of Directors or Executive Committee of the Borrower approving the transactions contemplated by the Allstate Noteholder Agreements, the documents and instruments executed in connection therewith, and this Amendment and the documents executed in connection herewith.

                  (b) A fully executed copy of each of the Allstate Noteholder Agreements, and any material related documents.

                  (c) A fully executed Amended and Restated Sharing Agreement, dated as of March 15, 1999, in substantially the form of Exhibit C hereto.

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

                  (d) A certificate signed by a duly authorized officer of the Borrower stating that:

                  (i) The representations and warranties contained in Section 4 of the Amendment and the other representations and warranties contained in Article 5 of the Credit Agreement, as amended, and in the other Facility Documents are true and correct in all material respects on and as of the date of such certificate as though made on and as of such date (unless such representation and warranty is limited to a particular date, in which case, such representation and warranty shall be true and correct in all material respects as of such date);

                  (ii) Upon the consummation of the transactions described in the Allstate Noteholder Agreements, the Borrower shall be in compliance with the financial covenants contained in Article 8 of the Credit Agreement, as amended, as of the date of such certificate; and

                  (iii) After giving effect to the terms of this Amendment, the Allstate Noteholder Agreements, and the amendments to the Noteholders Documents, no event shall have occurred and be continuing which constitutes a Default or an Event of Default.

                  (e) Payment to the Administrative Agent of all costs, fees, expenses and charges incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment.

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants for itself as follows:

                  (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                  (b) The execution, delivery and performance by the Borrower of this Amendment, and any certificates, documents, or instruments in connection herewith are within the Borrower's corporate powers and authority, have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any Guarantor; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower or any Guarantor is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien upon or with respect

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

to any of the properties now owned or hereafter acquired by the Borrower or any Guarantor; or (f) cause the Borrower or any Guarantor to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument, except where such contravention, violation, breach, default or Lien is not reasonably expected to have a Material Adverse Effect.

                  (c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery or performance by the Borrower of this Amendment, or any of the documents, instruments and certificates delivered in connection herewith, which have not already been obtained except to the extent that failure to do so is not reasonably expected to cause a Material Adverse Effect.

                  (d) This Amendment, together with any documents, instruments, certificates or agreements executed or delivered in connection herewith to which the Borrower or any of its Subsidiaries is a party, constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by general principles of equity and applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

                  (e) After giving effect to the terms of this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

         SECTION 5. REFERENCE TO AND EFFECT ON THE FACILITY DOCUMENTS. (a) Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in any Facility Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

                  (b) Except as specifically amended herein, the Credit Agreement and the other Facility Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment, together with the consent described in Section 2, shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Co-Agent or any Bank under any of the Facility Documents, or constitute a waiver of any provision of any of the Facility Documents.

                  (d) The Co-Agents and the Banks are under no obligation to enter into this Amendment. Except as expressly provided herein, the Co-Agents' and

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

the Banks' entering into this Amendment shall not be deemed to limit or hinder any rights of any Co-Agent or Bank under the Credit Agreement, nor shall it be deemed to create or infer a course of dealing between any such party or any Bank or the Borrower or any Subsidiary with regard to any provision of the Credit Agreement.

                  (e) Except as set forth herein, the consent described in
Section 2 shall have no effect on any other portion of the Credit Agreement, as amended by this Amendment, all of which shall remain in full force and effect, including all of the Co-Agents' and the Banks' rights and remedies hereunder and thereunder, all of which are expressly reserved.

         SECTION 6. ACKNOWLEDGMENT OF OUTSTANDING LOANS. The Borrower hereby acknowledges, certifies and agrees that: (a) pursuant to the Credit Agreement, the Banks have made certain Revolving Loans on a revolving basis to the Borrower that are outstanding as of March 23, 1999 in the approximate aggregate principal amount of US$52,179,811.90; and (b) the obligations of the Borrower to repay those Loans, with interest, to the Banks and to perform or otherwise satisfy its other obligations under the Credit Agreement and the other Facility Documents
(i) each remain and shall continue in full force and effect, both before and after giving effect to this Amendment, (ii) are not subject to any defense, counterclaim, setoff, right of recoupment, abatement, reduction or other claim or determination, and (iii) are and shall continue to be governed by the terms and provisions of the Credit Agreement, as supplemented, modified and amended by this Amendment, and the other Facility Documents.

         SECTION 7. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent and the Banks in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent and the Banks as to their rights and responsibilities hereunder and thereunder. The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 7. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment, and the other instruments and documents to be delivered hereunder, and agrees to save the Co-Agents and the Banks harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

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

         SECTION 8. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         SECTION 9. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Connecticut.

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

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                 THE BORROWER:

                                 NFO WORLDWIDE, INC.


                                 By: /s/ DJ Gorman
                                     -------------
                                     Name:  DJ Gorman
                                     Title: Vice President - Assistant Secretary


                                 BANK, CO-AGENT AND ADMINISTRATIVE
                                 AGENT:

                                 FLEET NATIONAL BANK


                                 By: /s/ H. Frazier Caner
                                     --------------------
                                     Name:  H. Frazier Caner
                                     Title: Vice President


                                 BANK AND CO-AGENT:

                                 THE CHASE MANHATTAN BANK


                                 By: /s/ Alan J. Aria
                                     ----------------
                                     Name:  Alan J. Aria
                                     Title: Vice President


                                 BANK:

                                 THE BANK OF NEW YORK


                                 By: /s/ Geraldine Tuckington
                                     ------------------------
                                     Title: Geraldine Tuckington
                                     Name:  Vice President

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                                 BANK:

                                 FIRST UNION NATIONAL BANK


                                 By: /s/ Stephen Dorosh
                                     ------------------
                                     Title: Stephen Dorosh
                                     Name:  Vice President

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                                    EXHIBIT A

              [FORM OF SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT]

                                    EXHIBIT B

             [FORM OF FIRST AMENDMENT TO SUBORDINATED NOTE PURCHASE
                                   AGREEMENT]

                                    EXHIBIT C

                [FORM OF AMENDED AND RESTATED SHARING AGREEMENT]